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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


1.      Vestin Mortgage, Inc., a Nevada corporation.

2.      Vestin Mortgage Advisors Inc., an Arizona corporation.

3.      Vestin Capital, Inc., a Nevada corporation.